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                                                                    Exhibit 99.1

Contact:
Richard K. Arter
Investor Relations
941-362-1200

Richard J. Dobbyn
Chief Financial Officer
941-362-1200

   SUN HYDRAULICS CORPORATION BOARD OF DIRECTORS SETS RECORD DATE FOR SPECIAL
                                    DIVIDEND

SARASOTA, FLA, July 30, 2003 - The Board of Directors of Sun Hydraulics Corporation (NASDAQ: SNHY) has set the record and payable dates for the special $2.00 per share dividend announced earlier this month and formally approved the Company's re-capitalization. The dividend will be payable on August 18, 2003, to shareholders of record as of August 11, 2003. The special dividend totals approximately $13 million and will be funded primarily by new debt.

Sun Hydraulics Chairman, Clyde Nixon, commented, "Our long-term shareholders have been very loyal and supportive over the years, especially during the recent manufacturing recession. Since the beginning of the recession in 2001, Sun has invested $11 million to increase capacity and improve productivity. These investments have put Sun in a great position to take advantage of a business upturn with reduced levels of capital investment required in the near future. Coupled with the low cost of credit and recent reductions in the U.S. dividend tax rate to 15%, Sun's Board felt it was appropriate to declare the special dividend."

Allen Carlson, Sun's President and CEO said, "Sun has paid a dividend every quarter since going public in 1997. The Board of Directors and Sun management recognize the importance of our shareholders and believe the special dividend rewards investors by significantly raising the cumulative return on Sun stock. We believe these actions will have no material impact on on-going operations and will not compromise our ability to continue to make strategic investments or pay regular dividends."

Sun Hydraulics Corporation will release its 2nd quarter results on Monday, August 4, 2003, at approximately 11:00 A.M. E. T. The Company will also broadcast its second quarter financial results conference call with analysts live over the Internet at 2:30 P.M. E.T., August 5, 2003. To listen, go to http://investor.sunhydraulics.com/medialist.cfm.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the
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meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations;
(iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended March 29, 2003, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended December 28, 2002. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

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